Exhibit 99.1

Filed by Orrstown Financial Services, Inc.

Commission File No.: 001-34292

FOR IMMEDIATE RELEASE

CONTACT:

Crystal Stine

Corporate Communications/Public Relations Officer

P: 717.530.3532

E: cstine@orrstown.com

Orrstown Financial Services, Inc. Announces Promotion of Bradley S. Everly

to Executive Vice President

Shippensburg, PA (9/27/2010) As a result of the continued growth of Orrstown Financial Services, Inc. (NASDAQ: ORRF), the Company is pleased to announce the promotion of Bradley S. Everly to Executive Vice President. Along with his duties as Chief Financial Officer, Mr. Everly will assume increased responsibilities with regard to guiding the strategic growth of the Company, as well as leading the Company’s investor relations efforts.

Thomas R. Quinn, Jr., President & CEO, commented, “Brad’s experience during his 13 years at Orrstown, along with his prior history in the banking and accounting arenas, will be instrumental in taking Orrstown Bank to the next level.”

With over $1.3 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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